                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
             the Securities Exchange Act of 1934 (Amendment No.     )

             Filed by the Registrant  /X/
             Filed by a Party other than the Registrant  / /

             Check the appropriate box:
             / /  Preliminary Proxy Statement
             / / Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
             /X/  Definitive Proxy Statement
             / /  Definitive additional materials
             / /  Soliciting material pursuant to Rule 14a-11(c) or Rule
                  14a-12

                                     T.J.T., INC.
--------------------------------------------------------------------------------
                   (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(I)(1) and 0-11.
     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

          ----------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------
     (5)  Total fee paid:

          ----------------------------------------------------------------------
/ /   Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

          ----------------------------------------------------------------------
     (2)  Form, Schedule or registration statement no.:

          ----------------------------------------------------------------------
     (3)  Filing party:

          ----------------------------------------------------------------------
     (4)  Date filed:

          ----------------------------------------------------------------------

                                  T.J.T., INC.
                              843 NORTH WASHINGTON
                               EMMETT, IDAHO 83617



January 18, 2000


Dear Shareholder:

     You are invited to attend T.J.T., Inc.'s 2000 Annual Meeting of Shareholders, which will be held at the Statehouse Inn, in the Majestic Room, on Tuesday, February 22, 2000, at 10:00 a.m. Mountain Standard Time. The Statehouse Inn is located at 981 Grove Street in Boise, Idaho.

     In addition to the four items of business identified in the formal notice for the annual meeting on the following page, T.J.T.'s 1999 performance will be discussed and management will respond to your questions. Enclosed with this proxy statement are your proxy card, a postage-paid envelope to return your proxy card, and T.J.T.'s 1999 Annual Report.

     Your vote is important to us regardless of the number of shares you own. Please sign and date the enclosed proxy card, and mail it in the envelope provided. If you plan to vote at the annual meeting and your shares are held by a broker, bank, or other person, you must bring two additional items to the annual meeting: (i) a letter from that entity which confirms your beneficial ownership of shares, and (ii) a proxy card issued in your name.

     I look forward to seeing you at the meeting.

                              Sincerely,



                              TERRENCE J. SHELDON
                              Chairman of the Board,
                              President, and Chief Executive Officer

                                  T.J.T., INC.

                  --------------------------------------------

                               NOTICE OF THE 2000
                         ANNUAL MEETING OF SHAREHOLDERS
                                FEBRUARY 22, 2000
                  --------------------------------------------


     The Annual Meeting of Shareholders of T.J.T., Inc., a Washington corporation, will be held on Tuesday, February 22, 2000, at 10:00 a.m., Mountain Standard Time, in the Majestic Room of the Statehouse Inn in Boise, Idaho (the "Annual Meeting") for the following purposes:

     1. To elect one Director to serve until the annual meeting of shareholders in 2002 and to elect three Directors, each to serve until the annual meeting of shareholders in 2003 or until their successors are duly elected and qualified;

     2. To ratify the appointment of Balukoff Lindstrom & Co., P.A. as the Company's independent auditors for the 2000 fiscal year;

     3.   To approve the Amendment to the T.J.T., Inc. 1994 Stock Option Plan;

     4. To approve the Amendment to the T.J.T., Inc. 1997 Directors Stock Option Plan; and

     5. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

     Shareholders of record at the close of business on Monday, December 20, 1999, are entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements of the Annual Meeting. If you are unable to attend the Annual Meeting in person, T.J.T. urges you to sign, date and return the enclosed proxy in the self-addressed stamped envelope provided, since it is necessary that a majority of the shareholders' outstanding shares be represented, in person or by proxy, for a quorum at the Annual Meeting.


                               By Order of the Board of Directors

                               Susan Reimers
                               Secretary

Emmett, Idaho
January 18, 2000


                               ------------------------------

     T.J.T.'s 1999 Annual Report is enclosed with this Proxy Statement. The Annual Report contains financial and other information about T.J.T., Inc. not incorporated in the Proxy Statement and is not part of the proxy soliciting material.

--------------------------------------------------------------------------------

                                PROXY STATEMENT

--------------------------------------------------------------------------------

                                  TABLE OF CONTENTS

INFORMATION ABOUT T.J.T., INC . . . . . . . . . . . . . . . . . . . . . . . . .  1

INFORMATION ABOUT PROXY SOLICITATION AND VOTING . . . . . . . . . . . . . . . .  1
    General Information . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
    Date, Time and Place of Annual Meeting. . . . . . . . . . . . . . . . . . .  1
    Record Date; Shares Entitled to Vote. . . . . . . . . . . . . . . . . . . .  1
    Market for T.J.T.'s Common Stock. . . . . . . . . . . . . . . . . . . . . .  2
    Quorum; Required Vote . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
    Revocation of Proxies . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
    Shareholder Proposals and Nomination of Directors . . . . . . . . . . . . .  2
    Solicitation of Proxies . . . . . . . . . . . . . . . . . . . . . . . . . .  2

INFORMATION CONCERNING CHANGES TO THE BOARD OF DIRECTORS. . . . . . . . . . . .  4

BUSINESS AT THE ANNUAL MEETING. . . . . . . . . . . . . . . . . . . . . . . . .  4
    PROPOSAL 1. - ELECTION OF DIRECTORS . . . . . . . . . . . . . . . . . . . .  4
    PROPOSAL 2. - RATIFICATION OF APPOINTMENT OF AUDITORS . . . . . . . . . . .  7
    PROPOSAL 3. - AMENDMENT TO T.J.T., INC. 1994 STOCK OPTION PLAN. . . . . . .  8
    PROPOSAL 4. - AMENDMENT TO T.J.T., INC. 1997 DIRECTORS STOCK OPTION PLAN. . 12

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS . . . . . . . . . . . . . . . 15
    Audit Committee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
    Executive Compensation Committee. . . . . . . . . . . . . . . . . . . . . . 15
    Directors Executive Committee . . . . . . . . . . . . . . . . . . . . . . . 15

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS . . . . . . . . . . . . . . . . 16

EXECUTIVE COMPENSATION AND OTHER INFORMATION. . . . . . . . . . . . . . . . . . 18
    Summary of Cash and Certain Other Compensation. . . . . . . . . . . . . . . 18
    T.J.T., Inc. 1994 Stock Option Plan . . . . . . . . . . . . . . . . . . . . 19
    Aggregated Stock Options. . . . . . . . . . . . . . . . . . . . . . . . . . 19
    401(k) Profit Sharing Plan. . . . . . . . . . . . . . . . . . . . . . . . . 20
    Director Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . 20

EXECUTIVE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION . . . . . . . 21

PERFORMANCE GRAPH . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23

CERTAIN RELATIONSHIPS AND OTHER TRANSACTIONS. . . . . . . . . . . . . . . . . . 24

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION . . . . . . . . . . 24
    Compliance With Section 16(a) of the Exchange Act.. . . . . . . . . . . . . 24

OTHER MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24

                         INFORMATION ABOUT T.J.T., INC.

     T.J.T., Inc. ("T.J.T.") is a purchaser and reconditioner of axles and tires that have been used to transport manufactured homes from the factory to the home site. Federal regulations require that these axles and tires be inspected, refurbished and/or replaced after each trip. T.J.T. also distributes vinyl siding, skirting supplies, garages, storage sheds, water filtration products, and other accessory products to the built-on-site housing market and manufactured housing dealers. T.J.T. is also involved in real estate development on a limited basis. T.J.T. operates in eleven states in the western United States. T.J.T. employs 145 people in this eleven-state region. The Company's executive office is located at 843 North Washington, Emmett, Idaho 83617. The Company's telephone number is (208) 365-5321.

                 INFORMATION ABOUT PROXY SOLICITATION AND VOTING

GENERAL INFORMATION

     We have sent you the enclosed proxy card because T.J.T.'s Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement summarizes information that T.J.T. is required to provide to you under the rules of the Securities and Exchange Commission, and is designed to provide you with information to assist you in voting your shares. The purpose of the Annual Meeting is for the shareholders of T.J.T.'s common stock to consider and vote on the following proposals:

     1. To elect one Director to serve until the annual meeting of shareholders in 2002 and to elect three Directors, each to serve until the annual meeting of shareholders in 2003 or until their successors are duly elected and qualified (see "PROPOSAL 1. ELECTION OF DIRECTORS");

     2. To ratify the appointment of Balukoff Lindstrom & Co., P.A. as the Company's independent auditors for the 2000 fiscal year (see "PROPOSAL
          2. RATIFICATION OF AUDITORS");

     3. To approve the Amendment to the T.J.T., Inc. 1994 Stock Option Plan (see "Proposal 3. AMENDMENT TO T.J.T., INC. 1994 STOCK OPTION PLAN");

     4. To approve the Amendment to the T.J.T., Inc. 1997 Directors Stock Option Plan (see "Proposal 4. AMENDMENT TO T.J.T., INC. 1997 DIRECTORS STOCK OPTION PLAN"); and

     5. To transact such other matters as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

DATE, TIME AND PLACE OF ANNUAL MEETING

     The Annual Meeting will be held on Tuesday, February 22, 2000, at 10:00 a.m., Mountain Standard Time, in the Majestic Room of the Statehouse Inn at 981 Grove Street in Boise, Idaho. T.J.T. intends to mail this Proxy Statement and accompanying proxy card on or about January 18, 2000, to all shareholders entitled to vote at the Annual Meeting.

RECORD DATE; SHARES ENTITLED TO VOTE

     T.J.T.'s Board of Directors fixed the close of business on Monday, December 20, 1999, as the record date (the "Record Date") for determining T.J.T.'s shareholders entitled to vote at the Annual Meeting. Only the holders of record of T.J.T.'s common stock on the Record Date will be entitled to notice of and to vote at the Annual Meeting. At the close of business on December 20, 1999, there were 4,854,739 shares of common stock outstanding.

     Each holder of record of T.J.T.'s common stock on the Record Date is entitled to one vote for each share held on each of the matters to be voted on at the Annual Meeting. On the Record Date, there were approximately 838 holders of record.

MARKET FOR T.J.T.'S COMMON STOCK

     T.J.T.'s common stock is listed for quotation on the Nasdaq SmallCap Market System under the symbol "AXLE." On the Record Date, the fair market value of T.J.T.'s common stock as reported by the Nasdaq SmallCap Market System at the close of trading was $.75.

QUORUM; REQUIRED VOTE

     As of the Record Date, there were 4,854,739 shares of outstanding common stock of T.J.T. You are entitled to one vote for each share of T.J.T.'s common stock that you hold as of the Record Date on each of the matters to be voted on at the Annual Meeting. You do not have cumulative voting rights. A quorum consisting of at least 2,427,370 shares is necessary to hold a valid meeting. If at least 2,427,370 shares of the total 4,854,739 shares entitled to vote at the Annual Meeting are cast either in person or by proxy, a quorum will exist.

     The inspector of election appointed for the Annual Meeting will tabulate all votes. The inspector of election will separately tabulate affirmative and negative votes, abstentions, and broker non-votes. Abstentions and broker non-votes will be counted toward the quorum requirement. Abstentions will count toward the quorum requirement, and they will have the same effect as negative votes. Broker non-votes will be counted toward a quorum, but will not be counted in determining whether a matter is approved.

     If the shares held by the persons present or represented by proxy at the Annual Meeting are less than 2,427,370 shares of T.J.T.'s common stock, the Annual Meeting may be adjourned for the purpose of obtaining additional proxies, votes, or for any other purpose. At any subsequent reconvening of the Annual Meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original Annual Meeting (except for any proxies which have since then effectively been revoked or withdrawn). See "Revocation of Proxies" below.

REVOCATION OF PROXIES

     You may revoke a proxy at any time before it is voted. You may revoke the proxy by filing a written notice of revocation or a duly executed proxy card with a later date with the Secretary of T.J.T. at 843 North Washington, P.O. Box 278, Emmett, Idaho 83617, or by attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting will not, by itself, revoke a proxy.

SHAREHOLDER PROPOSALS AND NOMINATION OF DIRECTORS

     T.J.T.'s Bylaws provide that for a shareholder to nominate a candidate for election as a director at an annual meeting of shareholders, or propose business for consideration at such meeting, notice must be given in writing to the Secretary of T.J.T. at T.J.T.'s executive offices not less than 120 days in advance of release of the proxy statement to shareholders in connection with the previous year's annual meeting. Accordingly, a shareholder nomination or proposal intended for consideration at the 2001 annual meeting must have been received by the Secretary prior to September 24, 2000. T.J.T.'s Bylaws also provide details about the information that needs to be included in each shareholder's proposal or nomination of a director. No shareholder proposals or nominations have been made for consideration at the Annual Meeting.

SOLICITATION OF PROXIES

     T.J.T. will pay the entire cost for solicitation of proxies. Copies of the solicitation materials will be sent to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of T.J.T.'s common stock beneficially owned by others to forward to such beneficial owners. T.J.T. will reimburse persons representing beneficial owners of common stock for their costs of forwarding proxy solicitation materials to the beneficial owners. Solicitation of proxies may be made in person or by mail, telephone, telecopy or telegram. The directors, officers, employees and representatives of T.J.T. may supplement the original proxies. T.J.T. will not pay its directors, officers or employees any additional compensation for this service, but they may be reimbursed for out-of-pocket expenses incurred in connection with the proxy solicitation.

              INFORMATION CONCERNING CHANGES TO THE BOARD OF DIRECTORS

     At the annual meeting of shareholders in 1999, Terrence J. Sheldon, Rickie
K. Treadwell, and Darren Bradley were elected to the Board of Directors to serve as Class III Directors until the year 2002.

     Since the 1999 annual meeting, T.J.T.'s Board of Directors has experienced other changes. In February 1999, Scott Beechie, T.J.T.'s Vice President, Chief Financial Officer and Treasurer resigned. Larry Prescott, T.J.T.'s Senior Vice President, Chief Financial Officer and Treasurer was appointed to the Board of Directors in February 1999. Mr. Prescott was also appointed Chairman of the Board of Directors Audit Committee and Trustee of T.J.T.'s 401(k) Plan in February 1999. Robert Harrison, T.J.T.'s Chief Operating Officer was appointed to the Board of Directors in May 1999. John W. Eames III, T.J.T.'s Regulation Compliance Officer, has decided not to stand for re-election to the Board as a Class I Director. T.J.T. is grateful to Mr. Eames for his contribution to the success of T.J.T.

     The Board of Directors has nominated one Class III Director and three Class I Directors. Joe Light is currently an appointed director who has been nominated for election to the Board as a Class III Director. As a Class III Director, Mr. Light will serve until the annual meeting of shareholders in 2002. The Board of Directors has nominated Robert M. Harrison, T.J.T.'s Chief Operating Officer, and Larry B. Prescott, T.J.T.'s Senior Vice President, Chief Financial Officer and Treasurer, for election to the Board as Class I Directors. Patricia Bradley will also stand for re-election to the Board as a Class I Director. As a Class I Director, each person will serve until the annual meeting of shareholders in 2003.


                         BUSINESS AT THE ANNUAL MEETING


                                   PROPOSAL 1.

                              ELECTION OF DIRECTORS

     T.J.T.'s Board of Directors is divided into three classes of directors who serve staggered three-year terms. The term of one class of directors expires at each annual meeting of shareholders. Each director serves on the Board of Directors until he or she is succeeded by another qualified elected director.

     The current classes of directors and appointed or nominated directors are as follows:

          - Four Class I Directors: Robert M. Harrison, John W. Eames III, Patricia I. Bradley, and Larry B. Prescott. The Class I Directors' term in office expires as of the Annual Meeting.

          - Five Class II Directors: Douglas A. Strunk, Ulysses B. Mori, Scott M. Hayes, Arthur J. Berry, and B. Kelly Bradley. The Class II Directors' term in office expires at the 2001 annual meeting.

          - Four Class III Directors: Terrence J. Sheldon, Rickie K. Treadwell, Darren Bradley, and Joe Light. The Class III Directors' term in office expires at the 2002 annual meeting.

     The current term for the Class I Directors, Robert M. Harrison, John W. Eames III, Patricia I. Bradley, and Larry B. Prescott, expires as of the Annual Meeting. The Nominees for Class I Directors to be voted upon at the Annual Meeting are: current director Patricia I. Bradley is standing for re-election; appointed director Robert M. Harrison is now standing for election to the Board; and appointed director Larry B. Prescott is also standing for election to the Board. These Class I nominees will be elected to hold office until T.J.T.'s annual meeting of shareholders in 2003. In addition, Joe Light has been nominated for election to the Board as a Class III Director.

As a Class III Director, Mr. Light will be elected to hold office until T.J.T.'s annual meeting of shareholders in 2002.

     If any nominee is unable to serve as a Director, the proxy holders may substitute a nominee and vote for another person of their choice in that place, or the Board may reduce the size of the Board of Directors prior to the Annual Meeting to eliminate the position of any nominees. T.J.T. intends that the proxy holders named on the enclosed proxy card vote for the three Class I nominees, and one Class III nominee, named above. The number of directors on T.J.T.'s Board of Directors shall remain at twelve. The following information provides biographical information for each nominee and continuing director:

CLASS I -- NOMINEES FOR ELECTION TO SERVE UNTIL THE 2003 ANNUAL MEETING OF
SHAREHOLDERS:

     PATRICIA I. BRADLEY, 55, was elected to the Board in February 1997 and will continue to serve on the Board as a non-employee director and on the Directors Executive Committee, if elected. In 1998, Ms. Bradley was named Executive Vice President and T.J.T.'s Director of Corporate Dealer Sales, a position she filled until December of 1999. Ms. Bradley was appointed Senior Vice President and General Manager of T.J.T.'s Centralia, Washington facility in November 1996. Previously, Ms. Bradley was the owner and Chief Executive Officer of Bradley Enterprises, Inc. Ms. Bradley is the mother of Darren Bradley and B. Kelly Bradley, who are also members of the Board of Directors.

     ROBERT M. HARRISON, 64, was appointed to the Board of Directors in May of 1999 and currently serves on the Directors Executive Committee.
     Mr. Harrison has served as T.J.T.'s Chief Operating Officer since December 1999 and its Area General Manager from March 1999. Previously, Mr. Harrison was employed at Modular Structures, Inc. from 1997 through 1998 and Evergreen Mobile Company from 1990 through 1997. Previous to Evergreen Mobile Company, Mr. Harrison spent 27 years managing multiple manufacturing locations with Boise Cascade Corporation.

     LARRY B. PRESCOTT, 52, was appointed to the Board in February 1999 and serves on the Directors Executive Committee. Mr. Prescott was appointed Trustee of the Company's 401(k) Profit Sharing Plan and Chairman of the Directors Audit Committee in February of 1999. Mr. Prescott was appointed Senior Vice President, Chief Financial Officer, and Treasurer of T.J.T. in January 1999. Previously, Mr. Prescott was Vice President and portfolio manager at US Bancorp in Portland. Prior to his banking experience, he spent 15 years with Boise Cascade Corporation in the manufactured housing industry.

CLASS II -- DIRECTORS ELECTED TO SERVE UNTIL THE 2001 ANNUAL MEETING OF
SHAREHOLDERS:

     ARTHUR J. BERRY, 48, was elected to the Board in 1995. For the past six years, Mr. Berry has been the President and principal shareholder of Arthur
     J. Berry & Company, a real estate development and business brokerage firm located in Boise, Idaho. Mr. Berry received a Bachelor's degree in Finance from Boise State University in 1973, a J.D. from the University of Idaho in 1976, and an MBA from Boise State University in 1981. Mr. Berry is a member of T.J.T.'s Executive Compensation Committee, Audit Committee, and Directors Executive Committee.

     B. KELLY BRADLEY, 37, was elected to the Board in February 1998.
     Mr. Bradley was appointed Corporate Purchasing and Inventory Control Manager in December 1999. Mr. Bradley previously held the position of Manager of T.J.T.'s Centralia, Washington facility until December of 1999. He served as Manager of Bradley Enterprises, Inc. from 1989 to 1996. Mr. Bradley also served as manager of various other operations with Bradley Enterprises, Inc. from 1984 to 1989. Mr. Bradley is the son of Patricia I. Bradley, a member of the Board of Directors and a member of the Directors Executive Committee, and the brother of Darren Bradley, Manager of the Centralia, Washington facility and another member of the Board of Directors.

     SCOTT M. HAYES, 52, was elected to the Board in February 1998. Currently, Mr. Hayes is a self-employed private investor and consultant. He previously served as the Executive Vice President and Chief Financial Officer of U.S. Bancorp (formerly West One Bancorp) from 1987 to 1995. Mr. Hayes is a member of T.J.T.'s Executive Compensation Committee, the Directors Executive Committee, and Audit Committee.

     ULYSSES B. MORI, 46, was elected to the Board in February 1998. Mr. Mori currently serves as T.J.T.'s Senior Vice President and Manager of New Business Development and O.E.M. Sales. Mr. Mori was appointed as a Senior Vice President and Manager of T.J.T.'s Woodland, California facility following T.J.T.'s merger with Leg-it Tire Company, Inc. in 1997. Mr. Mori had previously been the President and Chief Executive Officer of Leg-it Tire Company, Inc. since 1980. Mr. Mori is a member of the National Axles and Tires Association and the Transportation Task Force.

     DOUGLAS A. STRUNK, 48, was elected to the Board in 1988. Mr. Strunk has served as Sales Manager of T.J.T.'s Idaho facility since 1988. Mr. Strunk received a vocational/technical certificate from College of Southern Idaho in 1972.

CLASS III -- DIRECTORS ELECTED TO SERVE UNTIL THE 2002 ANNUAL MEETING OF
SHAREHOLDERS:

     DARREN BRADLEY, 38, was appointed to the Board in January 1997. In December 1999 he was appointed Manager of T.J.T.'s Centralia Washington facility. From November 1996 to January 1997, Mr. Bradley held the position of Assistant Manager. Mr. Bradley has been involved with Bradley Enterprises, Inc. since 1984, and acted as Assistant Manager until 1989. Mr. Bradley is the son of Patricia I. Bradley and brother of B. Kelly Bradley, both members of T.J.T.'s Board of Directors.

     TERRENCE J. SHELDON, 58, was elected to the Board in 1977. Mr. Sheldon is a founder and principal stockholder of T.J.T. Mr. Sheldon has served as T.J.T.'s President since its inception (with the exception of the period from January 1986 through October 1986), Chief Executive Officer since 1994, and as Chief Operating Officer from December 1998 to December 1999. Mr. Sheldon is Chairman of the Board of Directors and Chairman of the Executive Compensation Committee, a Trustee of T.J.T.'s 401(k) Plan, and is a member of the Directors Executive Committee.

     RICKIE K. TREADWELL, 51, was appointed to the Board in August 1998. In July 1998, Mr. Treadwell was appointed as a Senior Vice President of T.J.T. and Assistant Manager of O.E.M. Sales. From 1978 to June 1998, Mr. Treadwell served as the President of West States Recycling, Inc. West States Recycling, Inc. is not a subsidiary or an affiliate of the Company.

CLASS III -- NOMINEE FOR ELECTION TO SERVE UNTIL THE 2002 ANNUAL MEETING OF
SHAREHOLDERS:

     JOE LIGHT, was appointed to the Board in November 1999. Mr. Light served as General Manager of Champion Enterprises, Inc. from 1995 until he retired in July 1999. He also served as Senior Vice President of Operations from 1992 through 1995, Regional Vice President from 1973 through 1992, and General Manager in Idaho from 1968 through 1973.

                  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 1.

                                   PROPOSAL 2.

                     RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors has appointed Balukoff, Lindstrom & Co., P.A. to serve as the auditors of T.J.T. and to make an examination of T.J.T.'s consolidated financial statements for the fiscal year ending September 30, 2000. This firm of independent public accountants has served as T.J.T.'s auditors since T.J.T.'s public offering in December 1995.

     Representatives of Balukoff, Lindstrom & Co., P.A. will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so. In the absence of other instructions, shares represented by properly executed proxies will be voted "For" the ratification of Balukoff, Lindstrom & Co., P.A. as T.J.T.'s auditors for the fiscal year ending September 30, 2000.

            THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
                         THE RATIFICATION OF PROPOSAL 2.

                                   PROPOSAL 3.

                AMENDMENT TO T.J.T., INC. 1994 STOCK OPTION PLAN

     T.J.T., Inc.'s Board of Directors has previously adopted and approved the T.J.T., Inc. 1994 Stock Option Plan (the "Plan"). A total of 200,000 shares of Common Stock are presently reserved for issuance under the Plan (of which no more than 100,000 shares may be granted pursuant to incentive stock options and no more than 100,000 shares may be granted pursuant to non-qualified stock options). Sixty-eight thousand (68,000) shares of incentive stock options and no shares of non-qualified stock options have been granted during 1999. 132,000 shares remain available for future grants.

     The Company seeks authorization from the shareholders to authorize the Board of Directors to increase the number of shares of Common Stock reserved for issuance under the Plan since only 132,000 shares remain available in the Plan. The shares under the Plan are to be increased by 200,000 shares. Three hundred thousand (300,000) shares will then be classified as incentive stock options and 100,000 shares will be available for issuance as non-qualified stock options until such time as there are no options remaining in the Plan.

     The essential features of the Plan remain the same and are summarized below. However, the following summary is not intended to be complete and is subject in all respects to the provisions of the Plan which is available from the Company for inspection.

     Shareholders are requested in Proposal 3 to approve the increase of 200,000 shares in the Plan. The affirmative vote of the holders of a majority of the shares represented and entitled to vote at the meeting will be required to approve the amendment to the Plan.

GENERAL

     Awards under the Plan may be granted in any one or all of the following forms: (i) incentive stock options ("Incentive Stock Options") meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) non-qualified stock options ("Non-Qualified Stock Options") (unless otherwise indicated, references to the Plan to "Options" shall include both Incentive Stock Options and Non-Qualified Stock Options); and (iii) tax offset payments ("Tax Offset Payments"), as described in Article 8 of the Plan. See "Tax Treatment of Stock Options" for a discussion of the tax treatment of stock options.

PURPOSE

     The Plan was adopted in 1994 to give T.J.T., Inc. a means whereby selected key employees, officers, directors (subject to restrictions contained in Articles 3 and 4 of the Plan), agents, consultants and independent contractors of the Company or of any parent or subsidiary (as defined in Section 7.1(e) of the Plan) thereof, may acquire a proprietary interest in the Company through the ownership of the Company's common stock. Such ownership will provide such persons with a more direct interest in the future welfare of the Company and encourage them to remain in the employ or service with the Company and its related corporations. It is also expected that the Plan will encourage qualified persons to seek and accept employment and service with the Company and its related corporations. The Board of Director's proposed increase in the number of shares in the Plan represents the Company's commitment to retaining valued employees.

ADMINISTRATION

     The Plan is administered by the Board of Directors of the Company (the "Board") or, in the event the Board shall appoint and/or authorize a committee to administer the Plan, by such committee (the "Committee"). The administrator of the Plan shall be referred to as the "Plan Administrator." The Plan Administrator has the power and authority (i) to grant Options and to determine the purchase price of the Common Stock covered by each

Option, the term of each Option, the number of shares of Common Stock to be covered by each Option and any performance objectives or vesting standards applicable to each Option; (ii) to designate Options as Incentive Stock Options or Non-Qualified Stock Options; (iii) to determine the amount of, and to make, Tax Offset Payments; (iv) to determine the persons to whom, and the time or times at which, Options shall be granted; and such other option terms as the Plan Administrator may deem necessary or desirable. Subject to the general limitations of the Plan, the Plan Administrator shall have the sole discretionary authority to interpret the terms of the Plan, to adopt and revise rules, regulations and policies to administer the Plan, and to make any other factual determinations which it believes to be necessary or advisable for the administration of the Plan. All actions taken and interpretations and determinations made by the Plan Administrator in good faith shall be final and binding upon the Company, all persons who have received Option grants under the Plan and all other interested parties.

ELIGIBILITY

     Incentive Stock Options may be granted under the Plan only to persons who, at the time the Option is granted, are employees or directors of the Company or any related corporation. Non-Qualified Stock Options may be granted to any employee, director, officer, agent, consultant or independent contractor of the Company or any related corporation, whether an individual or an entity.

     The number of shares of the Company's Common Stock authorized to be subject to options granted under the Plan is being increased by an additional 200,000 shares. The total number of shares reserved in the Plan will increase from 200,000 to 400,000 shares. The Board of Directors has not made any determination regarding future option grants under the Plan if the amendment is approved.

TERMS OF OPTIONS

     (a) Terms of Incentive Stock Options. The term of each Incentive Stock Option shall be established by the Plan Administrator; provided, however, that, notwithstanding any other provision of the Plan, in no event shall an Incentive Stock Option be exercisable after ten (10) years from the date it is granted or, in the case of an Incentive Stock Option granted to a 10% shareholder after five
(5) years from the date it is granted.

     (b) Terms of Non-Qualified Stock Options. The term of each Non-Qualified Stock Option granted shall be established by the Plan Administrator and, if not so established, shall be eight (8) years from the date it is granted.

     (c) Maturity. Notwithstanding any other provision of the Plan, any Option granted to an optionee, unless waived or modified in the option agreement, shall be exercisable according to the schedule set forth in each option agreement, if any. Options granted under the Plan expire 90 days after an optionee's employment with the Company is terminated for any reason, unless the termination is by reason of the optionee's death, total disability, or the optionee is terminated for cause (as defined under the Plan). In the case of an optionee's death or disability, an option, to the extent vested, does not expire until one year after such event. However, if an optionee retires, an option, to the extent vested, does not expire until three months after such retirement. If an employee is terminated for cause, the option immediately terminates. In the event of a change in control, all of the options or portions thereof outstanding as of the date of a change in control become immediately vested. Non-Qualified Stock Options may be reduced by no more than 50% (under a change in control) if provided in the Option Agreement unless the Optionee gives 90 days written notice of his intent to exercise the Option.

     There are additional restrictions on the grant of Incentive Stock Options to persons who own 10% or more of the Company's Common Stock. The exercise price of options granted under the Plan must be at least 110% of the Market Price (as defined in the Plan) of the Common Stock on the date of grant.

RESTRICTIONS ON TRANSFER

     Under the Plan, options are subject to limited transferability by the original option holder subject to the approval of the Plan Administrator.

ANTI-DILUTION OR ENLARGEMENT OF RIGHTS PROVISIONS

     If at any time during the term of the Plan the total number of shares of the Company's Common Stock outstanding is increased by a stock dividend, stock splits, exchanges of shares, separations, spin-offs, reorganizations and the like, then the Plan Administrator may make or provide for such adjustments to such Options as the Plan Administrator shall deem appropriate to prevent dilution or enlargement of rights.

DURATION AND AMENDMENT OF PLAN

     The term during which options may be granted under the Plan is being extended from October 1, 2004 to the later of February 22, 2010, or when there are no options available under the Plan. The Plan Administrator may alter, suspend, or discontinue the Plan. However, the approval of the holders of a majority of the Company's Common Stock is required for any alteration or amendment of the Plan that would operate to increase the total number of shares reserved for purposes of the Plan or that would extend the term of the Plan or the maximum option period.

TAX TREATMENT OF STOCK OPTIONS

     The following is a brief description of the federal income tax treatment which will generally apply to options granted under the Company's stock option plans, based on federal income tax laws in effect on the date of this Proxy Statement.

     Incentive Options. Pursuant to the Plan, employees may be granted options which are intended to qualify as incentive stock options ("Incentive Stock Options") under the provisions of Section 422 of the Code. Generally, the optionee is not taxed and the Company is not entitled to a deduction on the grant or the exercise of an Incentive Stock Option. However, if the optionee sells the shares acquired upon the exercise of an Incentive Stock Option ("Incentive Stock Option Shares") at any time after the later of (a) one year after the date of transfer of shares to the optionee pursuant to the exercise of such Incentive Stock Option and (b) two years after the date of grant of such Incentive Stock Option (the "Incentive Stock Option holding period"), then the optionee will recognize capital gain or loss equal to the difference between the sales price and the exercise price paid for the Incentive Stock Option Shares, and the Company will not be entitled to any deduction. If the optionee disposes of the Incentive Stock Option Shares at any time during the Incentive Stock Option holding period, then (1) the optionee will recognize capital gain in an amount equal to the excess, if any, of the sales price over the fair market value of the Incentive Stock Option Shares of the date of exercise, (2) the optionee will recognize ordinary income equal to the excess, if any, of the lesser of the sales price or the fair market value of the Incentive Stock Option Shares on the date of exercise, over the exercise price paid for the Incentive Stock Option Shares, (3) the optionee will recognize capital loss equal to the excess, if any, of the exercise price paid for the Incentive Stock Option Shares over the sale price of the Incentive Stock Option Shares, and (4) the Company will generally be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the optionee.

     Non-Qualified Stock Options. The grant of a Non-Qualified Stock Option is generally not a taxable event for the optionee. Upon exercise of the option, the optionee will generally recognize ordinary income in an amount equal to the excess of the fair market value of the stock acquired upon exercise of the Non-Qualified Stock Option ("Non-Qualified Stock Option Shares") (determined as of the date of the exercise) over the exercise price of such option, and the Company will be entitled to a deduction equal to such amount. A subsequent sale of the Non-Qualified Stock Option Shares generally will give rise to capital gain or loss equal to the difference between the sales price and the sum of the exercise price paid for such shares plus the ordinary income recognized with respect to such shares.

     Miscellaneous Tax Issues. The Plan provides that, in the event of certain changes in ownership or control of the Company, the right to exercise options otherwise subject to a vesting schedule may be accelerated. In the event such acceleration occurs and depending upon the individual circumstances of the recipient, certain amounts with respect to such options may constitute "excess parachute payments" under the "golden parachute" provisions of the Code. Pursuant to these provisions, a recipient will be subject to a 20% excise tax on any "excess parachute payment" and the Company will be denied any deduction with respect to such payment.

     In certain instances, the Company may be denied a deduction for compensation (including compensation attributable to options) to certain officers of the Company to the extent the compensation exceeds $1 million in a given year.


                  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 3.

                                   PROPOSAL 4.

           AMENDMENT TO T.J.T., INC. 1997 DIRECTORS STOCK OPTION PLAN



     T.J.T., Inc.'s Board of Directors and shareholders have previously adopted and approved the T.J.T., Inc. 1997 Directors Stock Option Plan (the "Directors Plan") which expires on November 17, 2007, or 10 years from the date the option is granted, whichever is later. A total of 50,000 shares of Common Stock were reserved for issuance under the Directors Plan, of which stock option grants have been made for 15,000 shares and 35,000 shares remain available for future grants.

     The Board of Directors recommends amendments to the Directors Plan subject to shareholder approval, as follows: (i) to increase the number of shares of Common Stock reserved for issuance under the Directors Plan by 150,000 shares;
(ii) to extend the expiration date of the Directors Plan from November 17, 2007, to the later of February 22, 2010 or 10 years from the date the option is granted, whichever is later, or to such time as there are no longer options available; and (iii) to expand the power of the Board of Directors to grant additional options to Non-employee Directors.

     The Board of Directors believes that the amendments to the Directors Plan are necessary for the Company to attract and retain the best available individuals to serve as directors and to compensate them for their services in working with the Company to increase shareholder value.

     Shareholders are requested in Proposal 4 to approve amending the Directors Plan. The affirmative vote of the holders of a majority of the shares represented and entitled to vote at the Annual Meeting will be required to approve the amendments to the Directors Plan.

     The following table sets forth the number of shares of the Company's Common Stock subject to options which will be granted if on February 22, 2000 the proposed amendments to the Directors Plan are approved by the Shareholders at the Annual Meeting. Each option will have an exercise price of the closing market price of the stock on the day before the shares are granted.

              Name of Director                   Number of Shares to be Granted
              Arthur J. Berry                                  20,000
              Scott B. Hayes                                   50,000

     The essential features of the proposed amendments to the Directors Plan are summarized below. However, the following summary is not intended to be complete and is subject in all respects to the provisions of the proposed amendments to the Directors Plan which is available from the Company for inspection.

GENERAL

     The Directors Plan provides for an annual, nondiscretionary, automatic grant of nonstatutory stock options to persons serving as non-employee directors ("Non-employee Directors"). Options granted under the Directors Plan are not intended to qualify as incentive stock options under the Internal Revenue Code. See Proposal 3 "Amendment to the T.J.T., Inc. 1994 Stock Option Plan - Tax Treatment of Stock Options" for a discussion of the tax treatment of stock options.

PURPOSE

     The purpose of the Directors Plan is to provide a means by which each director of the Company who is not otherwise employed on a full-time basis by the Company or of any affiliate of the Company will be given an opportunity to purchase stock of the Company. The Directors Plan is intended to strengthen the mutuality of interests between the non-employee directors and the Company's shareholders and is designed to serve these purposes by offering stock options, thereby providing a proprietary interest in pursuing the long-term growth, profitability and financial success of the Company.

NONDISCRETIONARY GRANTS

     The Directors Plan also provides for automatic, nondiscretionary grants of options of 5,000 shares of Common Stock to Non-employee Directors upon the date of their initial election. The first grant of such options occurred on November 18, 1997, when the Directors Plan was approved.

ELIGIBILITY

     The Directors Plan provides that each Non-employee Director is automatically eligible for stock options. Three of the Company's twelve proposed Directors (Berry, Hayes, and Light) are eligible to participate in the Directors Plan.

STOCK SUBJECT TO THE DIRECTORS PLAN

     The number of shares of T.J.T., Inc.'s Common Stock dedicated to options granted under the Directors Plan will be increased to 200,000 shares, if the proposed amendments to the Directors Plan are approved by the shareholders. If an option granted under the Directors Plan expires or terminates without being exercised, the shares not purchased pursuant to such option will be available for options thereafter granted under the Directors Plan.

TERMS OF OPTIONS

     Each option expires 10 years after the grant date. The exercise price per share under the Directors Plan is 100 percent of the fair market value of a share on the grant date. Options are subject to limited transferability by the original option holder and subject to the approval of the Board of Directors. Twenty percent of the options become exercisable on the earlier of the expiration date or the grant date and continue to become exercisable at a rate of 20% per year over the next four years, providing the optionee continues to serve as a director. Following termination of membership on the Board of Directors, for any reason, an option that is held on the date of termination may be exercised within three months following the date of termination of service; provided, however, that if termination is due to optionee's death, the option shall terminate on the earlier of the expiration date or eighteen months following the date of the optionee's death. The options may be accelerated in the event of a change of control as defined in the Directors Plan. The exercise price may be paid in cash, Common Stock of the Company or through a combination of the two methods.

ANTI-DILUTION PROVISIONS

     If at any time during the term of the Directors Plan the total number of shares of the Company's Common Stock outstanding is increased (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise) or decreased by a combination or reverse stock split of such outstanding shares, then concurrently with the effectiveness of such increase or decrease, the number of shares of the Company's Common Stock authorized to be subject to options granted under the Directors Plan will be appropriately adjusted.

DURATION OF DIRECTORS PLAN

     The proposed amendments to the Directors Plan will extend the expiration of the Directors Plan from November 17, 2007, to the later of February 21, 2010 or 10 years from the date the option is granted, whichever is later, or to such time as there are no longer options available. The Board of Directors may alter, suspend, or discontinue the Directors Plan. However, the approval of the holders of a majority of the Company's Common Stock is required for any alteration or amendment of the Directors Plan that would operate to increase the total number of shares reserved for purposes of the Directors Plan or that would extend the term or the maximum option period.

            THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
                           THE APPROVAL OF PROPOSAL 4.

                             MEETINGS AND COMMITTEES
                            OF THE BOARD OF DIRECTORS

     During the fiscal year ended September 30, 1999, the Board of Directors met quarterly. In addition to the full Board meetings, some directors also attended meetings of Board committees. The Board of Directors has an Audit Committee, a Directors Executive Committee, and an Executive Compensation Committee.

     During the fiscal year ended September 30, 1999, all of the directors attended at least 75% of all of the meetings of the Board and those committees on which they served during the fiscal year.

     For information regarding compensation received by a director, see "Executive Compensation and Other Information - Compensation of Directors" and "Certain Relationships and Other Transactions."

AUDIT COMMITTEE

     The Audit Committee is authorized by the Board of Directors to review and supervise the financial controls of T.J.T. This includes selecting T.J.T.'s independent public accountants, acting upon recommendations of the independent public accountants, reviewing T.J.T.'s proposed budgets, and taking such further actions as the Audit Committee deems necessary. The Audit Committee, consisting of Messrs. Prescott (Chairman), Berry, and Hayes, met twice during the 1999 fiscal year.

EXECUTIVE COMPENSATION COMMITTEE

     The Executive Compensation Committee reviews and adjusts the salaries of T.J.T.'s principal officers and key executives, and administers T.J.T.'s executive compensation and benefit plans. The Executive Compensation Committee consisting of Messrs. Sheldon (Chairman), Hayes, and Berry, met twice during the 1999 fiscal year.

DIRECTORS EXECUTIVE COMMITTEE

     The Directors Executive Committee was formed in November 1999 to take any and all actions which may be required by the Board of Directors of the Company, to facilitate the review and monitoring of monthly financial results of operations of the Company during the months the Board of Directors does not meet, and to acquire real or personal property for existing operations or real or personal property of acquisitions, so long as the aggregate consideration for the real or personal property (exclusive of working capital) is not greater than Fifty Thousand Dollars ($50,000). The Executive Committee is expressly empowered to authorize distributions by the corporation and the issuance of shares of the corporation to the extent specifically provided by resolution of the Board. The Executive Committee consists of Arthur J. Berry, Patricia I. Bradley, Robert M. Harrison, Scott M. Hayes, Larry B. Prescott, and Terrence J. Sheldon.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     This table details the amount of T.J.T.'s common stock owned as of December 20, 1999, by each person who is known by T.J.T. to beneficially own more than 5% of T.J.T.'s common stock. The table also shows information concerning beneficial ownership by all directors, each executive officer named in the Summary Compensation Table, and by all directors and named executive officers as a group.

                                              BENEFICIAL OWNERSHIP TABLE

-------------------------------------------------------------------------------------------------------------
           (1)                                       (2)                     (3)                   (4)
                                            Number of Shares and
                                            Nature of Beneficial
                                               Ownership as of
                                            December 20, 1999(1,2)     Right to Acquire          Percent
           Name and Address                 (including Shares in        Within 60 Days             of
           of Beneficial Owner                   Column (3))          of December 20, 1999       Class(3)
-------------------------------------------------------------------------------------------------------------
Directors and Named Executive Officers:

           Terrence J. Sheldon(4, 8)                999,098                17,620                 20.6%
           Ulysses B. Mori(7, 8)                    243,999                  ----                  5.0%
           Rickie K. Treadwell(6, 7, 8)               3,492                 1,600                  *
           Douglas A. Strunk                        116,368                  ----                  2.4%
           B. Kelly Bradley                          83,187                  ----                  1.7%
           Darren M. Bradley                         80,233                  ----                  1.6%
           Robert M. Harrison(8, 9)                   8,500                 4,000                  *
           Larry B. Prescott(8)                      24,500                10,000                  *
           Patricia Bradley(5, 7, 8)                628,127                15,000                 12.9%
           Arthur J. Berry(10)                       73,000                 3,000                  1.5%
           Scott M. Hayes                            38,000                 3,000                  *
           Joe Light                                  1,000                 1,000                  *

SEE FOOTNOTES ON NEXT PAGE.

(1) For purposes of this table, shares are considered to be "beneficially" owned if the person directly or indirectly has the sole or shared power to vote or direct the voting of the securities, or the sole or shared power to dispose of or direct the disposition of the securities. "Beneficially" owned also includes the person who has the right to acquire the beneficial ownership of the shares within 60 days of December 20, 1999. Unless otherwise indicated in these footnotes, each shareholder has sole voting and investment power with respect to the shares beneficially owned.

(2) Includes shares of T.J.T.'s common stock held by the Trustee of T.J.T.'s 401(k) Profit Sharing Plan for the accounts of individuals as follows:
       Mr. Sheldon - 191,343, Ms. Bradley - 8,427, Mr. Mori - 1,370, Mr. Strunk
       - 51,280, Mr. B.K. Bradley - 2,187, Mr. D. Bradley - 2,033 shares. Also includes warrants and indirect shares held by the beneficial owners.
       Mr. Sheldon has 17,620 warrants, Ms. Bradley has 15,000 warrants, and
       Mr. Treadwell has 1,600 warrants available. Mr. Sheldon also holds 2,263 shares indirectly.

(3) The percentages shown are calculated based upon the shares indicated in column (2), as prescribed by the Securities and Exchange Commission's Rule S-K 403.

(4) Mr. Sheldon has permanently assigned proxy voting power of 2,348 shares to Jerry Radandt, Sr. Also, 2,263 shares are held by T.J.T. Enterprises, a partnership in which Mr. Sheldon is a fifty (50) percent owner.

(5) Ms. Bradley shares voting, and dispositive power as to such shares, with her husband.

(6) Mr. Treadwell shares voting, and dispositive power as to such shares, with his wife.

(7) Ms. Bradley served as Executive Vice President of the Company until December of 1999. Mr. Mori served as an executive officer of the Company until November 17, 1999. Mr. Treadwell served as an executive officer of the Company until November 17, 1999.

(8)    Mr. Sheldon, Mr. Mori, Mr. Treadwell, Mr. Prescott, Mr. Harrison and
       Ms. Bradley served as named executive officers during the fiscal year ended September 30, 1999 and currently serve as Directors of the Company as well.

(9) Mr. Harrison shares voting, and dispositive power as to such shares, with his wife.

(10) Twenty thousand (20,000) shares are held by Arthur J. Berry & Company, a real estate development and brokerage firm of which Mr. Berry is the President and principal shareholder.

* Represents less than 1% of the issued and outstanding shares of T.J.T.'s common stock.

                     EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

       This table indicates all cash compensation T.J.T. paid, as well as certain other compensation paid or accrued to Terrence J. Sheldon, the President, Chief Executive Officer, and Chairman of the Board of T.J.T., and the executive officers of T.J.T. earning more than $100,000/year ("Named Executive Officers"):

                              SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM COMPENSATION
                                                                                -------------------------------------
                                                ANNUAL COMPENSATION(1)                    AWARDS            PAYOUTS
------------------------------------------------------------------------------------------------------------------------------------
                                                                                  RESTRICTED  SECURITIES     LTIP        ALL OTHER
                                                                                    STOCK     UNDERLYING    PAYOUTS    COMPENSATION
                                                                                   AWARD(S)    OPTIONS/       ($)           ($)
                                                                                     ($)       SARs (#)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                             Stock
                                                                 Other Annual                               Options
 Name and Principal Position    Year    Salary ($)  Bonus ($)   Compensation(2)                             Granted
------------------------------------------------------------------------------------------------------------------------------------
 Terrence J. Sheldon( 5)        1999     $172,019                   $16,087                                   ---
 President, Chief Executive     1998     $225,000                   $47,036                                   ---
 Officer, and Chairman of       1997     $225,000                   $14,272                                   ---
 the Board of Directors
------------------------------------------------------------------------------------------------------------------------------------
 Patricia I. Bradley            1999     $169,553                   $3,452                                    ---
 Former Executive Vice          1998     $209,477                   $2,900                                    ---
 President of Dealer Sales      1997     $179,426                     N/A                                     N/A
 and Director
------------------------------------------------------------------------------------------------------------------------------------
 Ulysses B. Mori(3,4,5)        1999     $142,708                   $3,115                                    ---
 Senior Vice President and      1998     $162,162                   $2,596                                    ---
 Manager of New Business        1997     $ 34,038                     N/A                                     N/A
 Development and O.E.M.
 Sales and Director
------------------------------------------------------------------------------------------------------------------------------------

                                                                                        LONG-TERM COMPENSATION
                                                                                -------------------------------------
                                                ANNUAL COMPENSATION(1)                    AWARDS            PAYOUTS
------------------------------------------------------------------------------------------------------------------------------------
                                                                                  RESTRICTED  SECURITIES     LTIP        ALL OTHER
                                                                                    STOCK     UNDERLYING    PAYOUTS    COMPENSATION
                                                                                   AWARD(S)    OPTIONS/       ($)           ($)
                                                                                     ($)       SARs (#)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                             Stock
                                                                 Other Annual                               Options
 Name and Principal Position    Year    Salary ($)  Bonus ($)   Compensation(2)                             Granted
------------------------------------------------------------------------------------------------------------------------------------

 Rickie K. Treadwell(3, 4)      1999     $150,000                   $1,211                                    ---
 Senior Vice President &        1998     $ 46,154                     N/A                                     N/A
 Assistant Manager of O.E.M.    1997       N/A                        N/A                                     N/A
 Sales and Director
------------------------------------------------------------------------------------------------------------------------------------

     (1) Excludes personal benefits and other forms of non-cash compensation that did not, in the aggregate, exceed 10% of the aggregate amount of cash compensation shown for the subject individuals.

     (2) Includes participating contributions to T.J.T.'s 401(k) Plan on a calendar year.

     (3)  See "Employment Agreements" section.

     (4) Mr. Mori and Mr. Treadwell are no longer executive officers of the Company.

     (5) Mr. Sheldon, Ms. Bradley and Mr. Mori's base salaries were reduced in June of 1999.


T.J.T., INC. 1994 STOCK OPTION PLAN

     At a special meeting held on February 17, 1995, T.J.T.'s shareholders approved the T.J.T., Inc. 1994 Stock Option Plan (the "Plan"). Under the Plan, T.J.T.'s officers, directors, key employees, and consultants can receive incentive stock options and non-qualified stock options to purchase up to an aggregate of 200,000 shares of T.J.T.'s common stock. According to the Plan, no more than 100,000 shares may be issued as incentive stock options and no more than 100,000 shares may be issued as non-qualified stock options.

     Sixty-eight Thousand (68,000) shares were granted as incentive stock options during the 1999 fiscal year. No optionees have exercised their stock options. The following table provides information as to options exercised by each of T.J.T.'s Named Executive Officers during the fiscal year ended September 30, 1999. The value of options held by the Named Executive Officers at fiscal year end is measured in terms of the last reported sale price reported on the Nasdaq SmallCap Market System for T.J.T.'s common stock on September 30, 1999. The value of T.J.T.'s stock on September 30, 1999 was $1.016.

AGGREGATED STOCK OPTIONS

       The table below provides information concerning aggregated unexercised stock options held as of September 30, 1999, and the stock options exercised during the 1999 fiscal year by certain Named Executive Officers.

----------------------------------------------------------------------------------------------------------------------
                                   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                              AND FY-END OPTION VALUES
----------------------------------------------------------------------------------------------------------------------
                                                              Number of Securities        Value of Unexercised
                                                              Underlying Unexercised      In-the-Money Options
                        Shares Acquired                       Options at FY-End (#)(1)    at FY End ($)(1),(2)
 Name                   on Exercise (#)    Value Realized     Exercisable/Unexercisable   Exercisable/Unexercisable
 ----                   ---------------    --------------     -------------------------   --------------------------
 Robert M. Harrison            ---                ---                4,000/16,000                --- / ---
 Larry B. Prescott             ---                ---                5,000/20,000                --- / ---
----------------------------------------------------------------------------------------------------------------------

------------------
(1) The table includes options vested under the T.J.T., Inc.1994 Stock Option Plan.

(2) Values in this table are the difference between the market price per share of $1.016 on September 30, 1999, the exercise price of $1.00 on March 4, 1999 (in the case of Mr. Harrison), and the exercise price of $1.047 on January 1, 1999 (in the case of Mr. Prescott).

401(k) PROFIT SHARING PLAN

     As of September 30, 1999, T.J.T. maintained a 401(k) Profit Sharing Plan (the "401(k) Plan") for its eligible employees. The 401(k) Plan is a profit-sharing plan, including a cash or deferred arrangement according to
Section 401(k) of the Internal Revenue Code of 1986, as amended. T.J.T. sponsors the 401(k) Plan to provide its eligible employees with the opportunity to defer compensation and to have these deferred amounts contributed to the 401(k) Plan on a pre-tax basis, subject to certain limitations. Until August 1, 1996, T.J.T. made matching contributions to employee deferrals of 100% of participants' contributions up to 6%. As of August 1, 1996, T.J.T. adjusted its matching contributions to 50% of employees' wage contributions up to 3%.

     During the fiscal year ended September 30, 1999, T.J.T. contributed $72,647 in matching contributions. Amounts contributed to the 401(k) Plan by executive officers during the 1999 fiscal year totaled $ 29,516.

DIRECTOR COMPENSATION

     Directors who are T.J.T. employees do not receive fees for their services as directors. Non-employee directors receive a fee of $500 per meeting plus reasonable out-of-pocket expenses in a manner consistent with past practice for attending Board of Directors meetings. Non-employee directors also receive $100 per Audit and Executive Compensation committee meeting and $500 per Directors Executive committee meeting they attend. Non-employee directors receive a $10,000 annual retainer payable in quarterly installments of $2,500 each. As of the date of this Proxy Statement, Messrs. Hayes, Berry, Light and Ms. Bradley are eligible to receive compensation for their services to the Board. For the 1999 fiscal year, Messrs. Hayes received $9,900 and Berry received $9,300 for their services as directors.

     As of November 18, 1997, the Board of Directors adopted T.J.T.'s 1997 Directors Stock Option Plan ("Directors Plan") and on February 24, 1998, T.J.T.'s shareholders approved the Directors Plan. The Directors Plan authorized the issuance of a total of 50,000 shares of T.J.T.'s stock to directors who are not employed by T.J.T.

     The option grants under the Directors Plan are non-discretionary grants which are made when a non-employee director is elected to T.J.T.'s Board of Directors. Each non-employee director elected receives an option grant to purchase 5,000 shares of T.J.T.'s common stock. Twenty percent of the options granted under the Directors Plan become exercisable immediately after the grant is issued. The options then become exercisable at a rate of 20% per year, on the anniversary of the grant date, over a period of four years. The exercise price of the options is 100% of the fair market value of T.J.T.'s common stock on the Nasdaq SmallCap Market System on the last trading day prior to the grant date. On November 18, 1997, Messrs. Hayes and Berry were each granted the option to purchase 5,000 shares of T.J.T.'s common stock. As of the date of this proxy statement, 3,000 of the 5,000 shares granted to both Messrs. Hayes and Berry are exercisable. No stock options have been exercised under the Directors Plan. No stock options were granted under the Directors Plan for the fiscal year ended September 30, 1999. There are 35,000 shares remaining under the Directors Plan pending the shareholder vote on Proposal 4.

                     EXECUTIVE COMPENSATION COMMITTEE REPORT
                          ON EXECUTIVE COMPENSATION(1)

     T.J.T.'s Executive Compensation Committee is comprised of Terrence J. Sheldon, Scott M. Hayes and Arthur J. Berry. The Executive Compensation Committee regularly reviews the compensation of its Executive Officers. The most recent review was conducted on November 25, 1998.

COMPENSATION POLICY APPLICABLE TO OFFICERS AND KEY EXECUTIVES.

     It is the goal of the Executive Compensation Committee to create compensation packages for officers and key executives which will attract, retain and motivate executive personnel who are capable of achieving T.J.T.'s short and long-term financial and strategic goals. Compensation packages are designed to combine a mixture of short-term and long-term incentives tied to T.J.T.'s performance. In exercising its responsibilities, the Executive Compensation Committee also seeks to encourage management to maximize T.J.T.'s stock price to provide a long-term value for its shareholders. Through implementing its compensation policies, the Executive Compensation Committee believes it can motivate T.J.T.'s management to strive to obtain T.J.T.'s objectives of strong financial performance and stock price appreciation. The Executive Compensation Committee has not adopted a policy in response to federal tax laws that limit the deductibility by T.J.T. of compensation in excess of $1 million per employee per year for each of T.J.T.'s most highly compensated executives. The total compensation paid to any individual executive officer of T.J.T. does not now exceed the deductibility levels. T.J.T. does not anticipate exceeding the deductibility levels in the foreseeable future.

EXECUTIVE COMPENSATION POLICIES.

     T.J.T.'s executive compensation is made up of three elements: (i) base salary, (ii) bonuses and (iii) grants of equity-based compensation (e.g., stock options).

              BASE SALARY. T.J.T. set base salary for officers and executives prior to its initial public offering in December 1995. Consideration was given to each person's job responsibilities, and the salaries paid to officers and executives in comparable positions in similar-sized companies in the Emmett, Idaho area. Effective January 1, 1995, the Executive Compensation Committee established base salaries for all of T.J.T.'s executive officers.

              BONUSES. In addition to base salary, Mr. Sheldon and Mr. Mori were eligible to receive a bonus under T.J.T.'s Management Bonus Plan ("Plan") for the fiscal year 1999. No bonus was paid. Under his employment agreement, Mr. Treadwell was not eligible for a bonus in 1999.

------------------------

(1) The disclosure in this section of the Proxy Statement is not incorporated by reference into any of T.J.T.'s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

              STOCK OPTIONS. In addition to compensation through salary and bonuses, T.J.T. adopted the T.J.T., Inc. 1994 Stock Option Plan (the "Plan"), which provides long-term compensation to officers and key employees depending upon T.J.T.'s financial performance. Under the Plan, officers, directors and key employees are eligible to receive stock option grants. The number of stock options granted to each executive officer is determined by a competitive compensation analysis and each individual's salary and responsibilities. The Executive Compensation Committee also considers the number and exercise price of options and shares of restricted stock previously granted to individuals.

EMPLOYMENT AGREEMENTS

     T.J.T. had two employment agreements with Named Executive Officers in effect during the 1999 fiscal year. T.J.T. entered into a separate employment, nondisclosure and noncompetition agreement with Ulysses B. Mori. The term of his employment agreement is through June 24, 2001. Mr. Mori currently serves as a Senior Vice President and Manager of New Business Development and O.E.M. Sales for T.J.T., and as a Director of T.J.T. The contract provides for a minimum annual base salary of $150,000 which was reduced to $104,355 in 1999 pursuant to the terms of the contract.

     T.J.T. has entered into a separate employment, nondisclosure and noncompetition agreement with Rickie Treadwell. The term of his employment agreement is through May 31, 2002. Mr. Treadwell serves as a Senior Vice President and Assistant Manager of O.E.M. Sales of T.J.T. Mr. Treadwell receives a minimum annual base salary of $150,000.

     Under their employment agreements, Messrs. Mori and Treadwell are eligible for other benefits. Mr. Mori is entitled to an annual bonus proportionate to his base salary. Mr. Mori did not receive a bonus in 1999. Under his employment agreement, Mr. Treadwell was not eligible for a bonus in 1999. Messrs. Mori and Treadwell received other benefits comparable to the benefits received by other T.J.T. employees.

CEO'S COMPENSATION.

     Mr. Sheldon currently has no employment contract or compensation agreement with the Company of any kind. On June 1, 1999, Mr. Sheldon voluntarily reduced his base compensation to $150,000 annually. Any bonus amounts and stock option awards to Mr. Sheldon will be based on T.J.T.'s performance and Mr. Sheldon's level of responsibility and experience.

                                          COMPENSATION COMMITTEE
                                          Terrence J. Sheldon (Chairman)
                                          Scott M. Hayes
                                          Arthur S. Berry

                                PERFORMANCE GRAPH


     The graph presented below compares the cumulative total return of the Company, the Nasdaq Market Index and a Customer Selected Stock List from December 22, 1995, when the Company's Common Stock became publicly traded, through September 30, 1999. Total return is based on an investment of $100 on December 22, 1995, and reinvestment of dividends through September 30, 1999. The Customer Selected Stock List(1) is based upon a publicly held distributor of manufactured housing accessories and refurbisher of tires and axles for manufactured homes.

               COMPARE CUMULATIVE TOTAL RETURN AMONG T.J.T., INC.,
                    NASDAQ MARKET INDEX AND PEER GROUP INDEX

                            12/22/95      9/30/96      9/30/97       9/30/98      9/30/99
T.J.T., INC                   100.00       103.13        36.46         19.27        16.93

NASDAQ MARKET INDEX           100.00       115.47       156.95        163.10       263.86

PEER GROUP INDEX              100.00       169.64       196.43        175.00       129.46

                     ASSUMES $100 INVESTED ON DEC. 22, 1995
                           ASSUMES DIVIDEND REINVESTED
                       FISCAL YEAR ENDING SEPT. 30, 1999

(1) The Customer Selected Stock List is based upon Drew Industries Incorporated.

                  CERTAIN RELATIONSHIPS AND OTHER TRANSACTIONS

     T.J.T. leases three pieces of property from T.J.T. Enterprises to form a portion of its property in Emmett, Idaho. T.J.T. Enterprises is composed of two general partners each of which has a one-half partnership interest: Mr. Sheldon, T.J.T.'s President and Chief Executive Officer, and Jerry Radandt, who has proxy rights to vote 2,263 shares of Mr. Sheldon's T.J.T. common stock. T.J.T. leases its corporate office located in Emmett, Idaho, from Sheldon-Homedale Family Limited Partnership. Sheldon-Homedale Family Limited Partnership is a partnership owned by the Terrence Sheldon family. Terrence Sheldon, President and Chief Executive Officer of the Company is a five percent owner and general partner of the partnership. T.J.T. leases one property in Centralia, Washington from MBFI, Inc., a corporation owned by the Patricia Bradley family. Patricia Bradley, former Executive Vice President and current Member of the Board of Directors of the Company, owns 95 percent of MBFI, Inc. T.J.T. leases its Woodland, California facility from Ulysses B. Mori, Senior Vice President of the Company. T.J.T. believes that these lease agreements contain commercially reasonable terms and conditions no less favorable to T.J.T. than could have been obtained from an unaffiliated party.

     T.J.T. has also entered into an agreement with J.R. Strunk, brother of Douglas Strunk, a Director of T.J.T., to serve as independent buyer for T.J.T. J.R. Strunk purchased used axles and tires for T.J.T. in the amount of $319,845 in 1999 and $910,436 in 1998.

     In addition, T.J.T. purchases piers and other materials used to set up manufactured homes from SAC Industries, Inc. ("SAC"), which is owned in part by Ms. Bradley, past employee and a member of the Board of Directors. During 1999, T.J.T. purchased materials in the amount of $781,305 from SAC, which was up from $565,452 of materials purchased by T.J.T. in 1998. T.J.T. purchases the materials from SAC at market rates.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Executive Compensation Committee consists of Mr. Sheldon and two non-employee Directors, Messrs. Hayes and Berry. None of T.J.T.'s executive officers serve as a director of another corporation in a case where an executive officer of the other corporation serves as a Director of T.J.T.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT.

     Section 16(a) of the Exchange Act, as amended, requires T.J.T.'s Executive Officers and Directors and persons who own more than 10% of T.J.T.'s common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and NASDAQ SmallCap Market System and furnish T.J.T. with copies.

                                  OTHER MATTERS

       The Board of Directors does not know of any other matters that will be presented at the Annual Meeting besides the four proposals discussed in this proxy statement. However, if any other matters are properly presented, the people named as proxies will vote in accordance with their judgment on such matters.

                                        By Order of the Board of Directors


Emmett, Idaho                           Susan Reimers
January 18, 2000                        Secretary



     THE COMPANY'S 1999 ANNUAL REPORT IS BEING MAILED TO SHAREHOLDERS WITH THIS PROXY STATEMENT.

                              AMENDMENT TO T.J.T., INC.
                               1994 STOCK OPTION PLAN


                                   R E C I T A L S :

     A. T.J.T., Inc., a Washington corporation (the "Company") established the T.J.T., Inc. 1994 Stock Option Plan effective as of October 1, 1994 (the "Plan").

     B. Section 10.1 of the Plan provides that the board of directors of the Company (the "Board") may make certain amendments to the Plan subject to the approval of the Company's shareholders.

                                   A M E N D M E N T

     NOW, THEREFORE, subject to the approval of the Company's shareholders, the Plan is amended as follows:

     1. Section 2.2 of the Plan is amended in its entirety to read as follows:

          MAXIMUM SHARES AVAILABLE. The maximum aggregate number of shares of Common Stock available for award under the Plan is 400,000 (of which no more than 300,000 shares may be pursuant to Incentive Stock Options and no more than 100,000 shares may be pursuant to Non-qualified Stock Options), as subject to adjustment pursuant to
          Article 9 hereof. Shares of Common Stock issued pursuant to the Plan may be either authorized but unissued shares or issued shares reacquired by the Company. In the event that prior to the end of the period during which Options may be granted under the Plan, any Option under the Plan expires unexercised or is terminated, surrendered or canceled without being exercised in whole or in part for any reason, then such shares shall be available for subsequent awards under the Plan, upon such terms as the Plan Administrator may determine.

     2. Section 10.2 of the Plan is amended to extend the Plan's termination date to ten (10) years from the date of this Amendment.

     3. NO FURTHER AMENDMENT. Except as provided in this Amendment, the Plan is not amended and shall continue in full force and effect in accordance with its terms.

     4. EFFECTIVE DATE. This Amendment shall be effective as of February 22, 2000.

                              AMENDMENT TO T.J.T., INC.
                         1997 DIRECTORS STOCK OPTION PLAN

                                   R E C I T A L S :

     A. T.J.T., Inc., a Washington corporation (the "Company") established the T.J.T., Inc. 1997 Directors Stock Option Plan (the "Plan") effective as of November 18, 1997.

     B. Section 11.1 of the Plan provides that the board of directors of the Company (the "Board") may make certain amendments to the Plan subject to the approval of the Company's shareholders.

                                   A M E N D M E N T

     NOW, THEREFORE, subject to the approval of the Company's shareholders, the Plan is amended as follows:

     1.   Article 3 of the Plan is amended in its entirety to read as follows:

          ARTICLE 3:  SHARES SUBJECT TO THE PLAN.

          The shares which may be made subject to awards under the Directors Plan shall be shares of common stock, which may be either authorized and unissued shares, or reacquired shares. The shares that may be sold pursuant to options granted under the Directors Plan shall not exceed in the aggregate two hundred thousand (200,000) shares of the Company's common stock. If any option granted under the Directors Plan shall for any reason expire or otherwise terminate without having been exercised in full, the stock not purchased under such option shall again become available for the Directors Plan.

     2. Section 12.1 of the Plan is amended in its entirety to read as follows:

          12.1 The Board may suspend or terminate the Directors Plan at any time. Unless sooner terminated, the Directors Plan shall terminate on February 22, 2010, or 10 years from the date the option is granted, whichever is later. No options may be granted under the Directors Plan while the Directors Plan is suspended or after it is terminated.

     3. Article 5 of the Plan is amended to add a new section 5.3 to read as follows:

          5.3 In addition to the foregoing the executive committee of the Board of Directors may, with approval of the Board of Directors, grant additional options to Non-Employee Directors from time to time.

     4. NO FURTHER AMENDMENT. Except as provided in this Amendment, the Plan is not amended and shall continue in full force and effect in accordance with its terms.

     5. EFFECTIVE DATE. This Amendment shall be effective as of February 22, 2000.

PROXY
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                     T.J.T., INC.

     The undersigned hereby appoints Terrence J. Sheldon and Susan Reimers attorneys and proxies, each with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of T.J.T., Inc. standing in the name of the undersigned with all powers which the undersigned would possess if present at T.J.T., Inc.'s Annual Meeting of Shareholders to be held February 22, 2000, or any adjournments thereof.

       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)





                             ^FOLD AND DETACH HERE^




                                ANNUAL MEETING OF

                                  SHAREHOLDERS

                                  T.J.T., INC.

                          FEBRUARY 22, 2000, 10:00 A.M.

                                 STATEHOUSE INN

                                  BOISE, IDAHO

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

1.   ELECTION OF DIRECTORS

FOR all nominees listed below           WITHHOLD AUTHORITY
(except as marked to the contrary)      to vote for all nominees listed below

          / /                                     / /

NOMINEES:      Patricia I. Bradley
               Robert M. Harrison
               Joe Light
               Larry B. Prescott

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)


2. The appointment of Balukoff Lindstrom & Co., P.A. as T.J.T.'s independent certified public accountants for the fiscal year ending September 30, 2000.

               FOR            AGAINST        ABSTAIN

               / /            / /            / /

3.   AMENDMENT TO THE T.J.T., INC. 1994 STOCK OPTION PLAN
FOR approval of the proposed amendments to the T.J.T., Inc. 1994 Stock Option
Plan

               FOR            AGAINST        ABSTAIN

               / /            / /            / /

4.   AMENDMENT TO THE T.J.T., INC. DIRECTORS STOCK OPTION PLAN
FOR approval of the proposed amendments to the T.J.T., Inc. Directors Stock Option Plan

               FOR            AGAINST        ABSTAIN

               / /            / /            / /

5. In their discretion upon such other business as may properly come before the meeting.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                                Dated:  , 2000


                                   (Signature)


                           (Signature if held jointly)

PLEASE SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.

                            ^ FOLD AND DETACH HERE ^

                                ADMISSION TICKET
                                ANNUAL MEETING OF
                                  SHAREHOLDERS
                                  T.J.T., INC.

                          FEBRUARY 22, 2000 10:00 A.M.

                                 STATEHOUSE INN
                                  BOISE, IDAHO

                                     AGENDA

     *    Election of Directors
     *    Ratification of Auditors
     *    Amendment to the T.J.T., Inc. 1994 Stock Option Plan
     *    Amendment to the T.J.T., Inc. Directors Stock Option Plan